UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2005

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)
Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

-Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

-Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

-Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 9, 2005, American Independence Corp. issued a press release announcing net income for the second quarter and six months ended June 30, 2005. A copy of such release is furnished herewith as Exhibit 99.1. All information hereunder shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

  Exhibits

Exhibit 99.1 - Press release of American Independence Corp, dated August 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.
/s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	August 10, 2005

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.                                                                                                           CONTACT: DAVID T. KETTIG

485 MADISON AVENUE                                                                                                                                                                                                                      (212) 355-4141 Ext. 3047

NEW YORK, NEW YORK 10022                                                                                                                                                                                     www.americanindependencecorp.com

NASDAQ - AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

NET INCOME FOR THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2005

New York, New York, August 9, 2005. American Independence Corp. (NASDAQ: AMIC) today reported net income of $1.2 million ($.14 per share, diluted), net of a provision for income taxes of $.7 million, for the three months ended June 30, 2005 compared to $1.3 million ($.16 per share, diluted), net of a provision for income taxes of $.9 million for the three months ended June 30, 2004. The decrease in income in the second quarter of 2005, as compared to the second quarter of 2004, is largely due to decreased MGU fee income resulting from lower production in 2005 and reduced profit commissions in the quarter. MGU production has been negatively impacted by stricter underwriting guidelines, and profit sharing commissions are lower due to higher loss ratios in prior treaty years. Revenues amounted to $21.1 million for the three months ended June 30, 2005, compared to revenues of $20.0 million for the three months ended June 30, 2004, largely due to an increase in the percentage of premiums assumed from Independence Holding Company (NYSE:IHC). For as long as AMIC utilizes its net operating loss carryforwards, it will not pay any income taxes, except for Federal alternative minimum taxes and state income taxes.

AMIC also reported net income of $2.4 million ($.28 per share, diluted) for the six months ended June 30, 2005 compared to $2.9 million ($.34 per share, diluted) for the six months ended June 30, 2004. Revenues amounted to $41.1 million for the six months ended June 30, 2005, compared to revenues of $37.4 million for the six months ended June 30, 2004.

On a non-GAAP basis, the Company's income from continuing operations excluding amortization and Federal income tax charge related to deferred taxes for the three months ended June 30, 2005 was $2.1 million ($.24 per share, diluted) as compared to $2.4 million ($.27 per share, diluted) for the three months ended June 30, 2004, and relatively flat when compared to the first quarter of 2005. On a non-GAAP basis, the Company's income from continuing operations excluding amortization and federal income tax charge for the six months ended June 30, 2005 was $4.1 million ($.48 per share, diluted) as compared to $5.1 million ($.59 per share, diluted) for the six months ended June 30, 2004.

The Company also reported that its Board of Directors has approved IHC increasing its ownership from 42% to 49% of AMIC's outstanding common stock.

Roy T.K. Thung, Chief Executive Officer, commented, "We are pleased with our 2005 results to date given the continuing "soft" medical stop-loss market, which has caused us to tighten our underwriting guidelines and resulted in lower production.  The Company has increased the percentage of such business it assumes from IHC, and has diversified its premium base by reinsuring other lines of business, including employer-sponsored major medical, short-term medical and New York State disability.  The full impact of these new lines of business will not be realized until 2006. AMIC remains quite profitable and we are hopeful that our underwriting discipline and increase in premiums will produce greater profits for Independence American and higher profit commissions for the MGUs in future years. We continue to be optimistic as to our long-term prospects."

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results. A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations" schedule below. Operating results reported on a non-GAAP basis exclude non-cash charges related to the amortization of intangible assets recorded in purchase accounting and the Federal income tax charge related to deferred taxes.

AMIC is a holding company principally engaged in the health insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Some of the statements included herein may be considered to be forward looking statements that are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in AMIC's filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

SECOND QUARTER REPORT

JUNE 30, 2005

(in Thousands Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Premiums earned	$16,782	$14,476	$32,350	$27,172
MGU fee income	3,489	4,849	7,344	8,889
Net Investment income	607	559	1,130	1,105
Net realized gains	171	126	214	256
Other income	19	5	92	10

Revenues	21,068	20,015	41,130	37,432

Insurance benefits, claims and reserves	10,111	9,667	20,176	17,343
Selling and general expenses	8,515	7,340	16,108	13,852
Amortization and depreciation	271	421	550	803
Other expenses	208	345	410	600

Expenses	19,105	17,773	37,244	32,598

Income from continuing operations before income tax	1,963	2,242	3,886	4,834
Provision for income tax	742	901	1,471	1,911

Income from continuing operations	1,221	1,341	2,415	2,923
Income from discontinued operations, net of income tax	-	-	-	10

Net income	$1,221	$1,341	$2,415	$2,933

Basic Income Per Common Share:
Income from continuing operations	$.14	$.16	$.29	$.35
Income from discontinued operations	-	-	-	-

Net income	$.14	$.16	$.29	$.35

Weighted average basic common shares	8,447	8,436	8,445	8,430

Diluted Income Per Common Share:
Income from continuing operations	$.14	$.16	$.28	$.34
Income from discontinued operations	-	-	-	-

Net income	$.14	$.16	$.28	$.34

Weighted average diluted common shares	8,545	8,609	8,546	8,599

As of June 30, 2005, there were 8,447,223 common shares outstanding, net of treasury shares.

RECONCILIATION of GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Income from continuing operations	$1,221	$1,341	$2,415	$2,923
Amortization of intangible assets related to purchase
accounting	202	334	405	658
Federal income tax charge related to deferred taxes	640	677	1,256	1,484

Income from continuing operations excluding
amortization and federal income tax charge	$2,063	$2,352	$4,076	$5,065

Non - GAAP Basic Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.24	$.28	$.48	$.60

Non - GAAP Diluted Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.24	$.27	$.48	$.59